Exhibit 99.1

Investor Contact:	Company Contact:
Dennis Walsh, Vice President	Thomas W. Bennet, Jr., CFO
Sharon Merrill	(978) 970-5600
(617) 542-5300	tbennet@trcsolutions.com
trr@investorrelations.com

TRC Announces First-Quarter Fiscal 2014 Financial Results

Growth in All Three Segments Drives 8% NSR Increase

Lowell, MA, November 6, 2013 - TRC Companies, Inc. (NYSE: TRR), a recognized leader in engineering, consulting and construction management services to the energy, environmental and infrastructure markets, announced today financial results for the fiscal three months ended September 27, 2013.

Financial Highlights

	Three Months Ended
	September 27,	September 28,
(In millions, except per share data)	2013	2012

Net service revenue (1)	$81.3	$75.2
Insurance recoverables and other income	$12.3	$1.7
Operating income	$4.3	$4.6
Federal and state income tax provision	$(1.7)	$(0.2)
Net income applicable to TRC Companies, Inc.	$2.5	$4.3
Diluted earnings per common share	$0.08	$0.15
Diluted weighted-average common shares outstanding	30.0	29.4

(1) The Company believes net service revenue (NSR) best reflects the value of services provided and is the most meaningful indicator of revenue performance.

Comments on the Results

“TRC began fiscal 2014 with a strong first quarter highlighted by NSR growth in all segments,” said Chris Vincze Chairman and Chief Executive Officer. “For the first quarter of fiscal 2014, NSR grew by 8%, primarily driven by strength in our Energy and Infrastructure segments.

“NSR growth of 3% in our Environmental segment was affected by an Exit Strategy project cost estimate adjustment, which reduced the segment’s NSR growth in the first quarter of fiscal 2014. The adjustment did not impact sector profit, which was up 35%. NSR grew 12% in our Energy segment reflecting increased

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

transmission and distribution activities from our utility clients, however profit decreased 32%, primarily due to acquisition integration related expenses, as well as an estimated cost overrun on a new project. In our Infrastructure segment, increased work on several large transportation design projects and strong project execution drove 12% NSR and 36% profit growth.”

Business Outlook

“TRC is well-positioned to capitalize on the long-term growth opportunities across each of our markets. Demand for our services is stable, driven by increased capital spending for electric transmission and distribution activities, energy efficiency initiatives, decommissioning and infrastructure repairs and upgrades. Our strategic relationships with key clients remain strong. New project momentum continues to contribute to our healthy backlog which we expect will grow over the next several quarters. Supported by our strong balance sheet and cash position, we will continue to drive profitable growth both organically and through acquisitions,” concluded Vincze.

Conference Call Information

TRC will broadcast its financial results conference call today, November 6, 2013 at 9 a.m. ET. To listen to the live webcast and access the accompanying presentation slides, visit the “Investor Center” section of TRC’s website at www.TRCsolutions.com. The call also may be accessed by dialing (877) 407-5790 or (201) 689-8328. A webcast replay will be available on the Company’s website for approximately one year.

About TRC

A pioneer in groundbreaking scientific and engineering developments since the 1960s, TRC is a national engineering, consulting and construction management firm that provides integrated services to the energy, environmental and infrastructure markets. TRC serves a broad range of clients in government and industry, implementing complex projects from initial concept to delivery and operation. TRC delivers results that enable clients to achieve success in a complex and changing world. For more information and updates from the Company, visit TRC's website at www.TRCsolutions.com and follow TRC on Twitter at @TRC_Companies and on LinkedIn.

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

Forward-Looking Statements

Certain statements in this press release may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by forward-looking words such as "may," "expects," "plans," "anticipates," "believes," "estimates," or other words of similar import. You should consider statements that contain these words carefully because they discuss TRC’s future expectations, contain projections of the Company’s future results of operations or of its financial condition, or state other "forward-looking" information. TRC believes that it is important to communicate its future expectations to its investors. However, there may be events in the future that the Company is not able to accurately predict or control and that may cause its actual results to differ materially from the expectations described in its forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to, the uncertainty of TRC’s operational and growth strategies; circumstances which could create large cash outflows, such as contract losses, litigation, uncollectible receivables and income tax assessments; regulatory uncertainty; the availability of funding for government projects; the level of demand for TRC’s services; product acceptance; industry-wide competitive factors; the ability to continue to attract and retain highly skilled and qualified personnel; the availability and adequacy of insurance; and general political or economic conditions. Furthermore, market trends are subject to changes, which could adversely affect future results. See the risk factors and additional discussion in TRC’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013, Quarterly Reports on Form 10-Q, and other factors detailed from time to time in the Company’s other filings with the Securities and Exchange Commission.

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

TRC Companies, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 27, 2013	September 28, 2012
Gross revenue	$106,574	$108,286
Less subcontractor costs and other direct reimbursable charges	25,322	33,070
Net service revenue	81,252	75,216
Interest income from contractual arrangements	47	45
Insurance recoverables and other income	12,300	1,744
Operating costs and expenses:
Cost of services (exclusive of costs shown separately below)	78,398	63,686
General and administrative expenses	8,771	7,175
Depreciation and amortization	2,176	1,538
Total operating costs and expenses	89,345	72,399
Operating income	4,254	4,606
Interest expense	(92)	(112)
Income from operations before taxes	4,162	4,494
Federal and state income tax provision	(1,702)	(234)
Net income	2,460	4,260
Net loss applicable to noncontrolling interest	27	12
Net income applicable to TRC Companies, Inc.	$2,487	$4,272

Basic earnings per common share	$0.08	$0.15
Diluted earnings per common share	$0.08	$0.15

Weighted-average common shares outstanding:
Basic	29,298	28,460
Diluted	30,027	29,439

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

TRC Companies, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(Unaudited)

	September 27, 2013	June 30, 2013
ASSETS
Current assets:
Cash and cash equivalents	$21,988	$18,136
Accounts receivable, less allowance for doubtful accounts	112,721	109,320
Insurance recoverable - environmental remediation	37,747	26,305
Restricted investments	5,632	5,582
Deferred income tax assets	11,979	12,518
Income taxes refundable	3,980	1,444
Prepaid expenses and other current assets	16,205	12,045
Total current assets	210,252	185,350
Property and equipment	58,343	57,005
Less accumulated depreciation and amortization	(44,327)	(43,171)
Property and equipment, net	14,016	13,834
Goodwill	30,977	28,797
Investments in and advances to unconsolidated affiliates and construction joint ventures	109	113
Long-term deferred income tax assets	6,328	6,601
Long-term restricted investments	25,536	27,580
Long-term prepaid insurance	30,725	31,497
Other assets	15,226	13,992
Total assets	$333,169	$307,764
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$8,325	$4,745
Current portion of capital lease obligations	524	568
Accounts payable	27,444	32,238
Accrued compensation and benefits	41,717	34,040
Deferred revenue	18,289	20,094
Environmental remediation liabilities	134	291
Other accrued liabilities	42,565	31,737
Total current liabilities	138,998	123,713
Non-current liabilities:
Long-term debt, net of current portion	366	568
Capital lease obligations, net of current portion	630	789
Income taxes payable and deferred income tax liabilities	531	310
Deferred revenue	74,014	68,514
Environmental remediation liabilities	6,479	6,973
Total liabilities	221,018	200,867
Commitments and contingencies
Equity:
Common stock, $.10 par value; 40,000,000 shares authorized, 29,534,240 and 29,530,758 shares issued and outstanding, respectively, at September 27, 2013, and 29,053,301 and 29,049,819 shares issued and outstanding, respectively, at June 30, 2013	2,953	2,905
Additional paid-in capital	184,589	181,874
Accumulated deficit	(74,918)	(77,405)
Accumulated other comprehensive loss	(78)	(109)
Treasury stock, at cost	(33)	(33)
Total shareholders' equity applicable to TRC Companies, Inc.	112,513	107,232
Noncontrolling interest	(362)	(335)
Total equity	112,151	106,897
Total liabilities and equity	$333,169	$307,764

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995